EXHIBIT 99.1

NOVAGOLD Reports Third Quarter Results: Donlin Gold Receives Record of Decision & Key Federal and State Permits & NOVAGOLD Sells its 50% share of Galore Creek to Newmont

The U.S. Army Corps of Engineers (Corps) and U.S. Bureau of Land Management (BLM) issued the joint Donlin Gold Record of Decision (ROD), marking the completion of a multi-year federal environmental review process

NOVAGOLD sold its 50% interest in Galore Creek to Newmont Mining Corporation (“Newmont”) for total consideration of up to $275 million

With approximately $166 million in cash and term deposits as of August 31, 2018, NOVAGOLD is in an excellent financial position to continue advancing its Donlin Gold project up the value chain

October 2, 2018 - Vancouver, British Columbia – NOVAGOLD RESOURCES INC. (NYSE American, TSX: NG) today released its 2018 third quarter financial results and updates for the Donlin Gold project in Alaska, which NOVAGOLD (the “Company”) owns equally with Barrick Gold Corporation (“Barrick”).

Details of the financial results for the third quarter ended August 31, 2018 are presented in the consolidated financial statements and quarterly report filed on Form 10-Q with the SEC that is available on the Company's website at www.novagold.com, on SEDAR at www.sedar.com, and on EDGAR at www.sec.gov. All amounts are in U.S. dollars unless otherwise stated and all resource and reserve estimates are shown on a 100% project basis.

During the third quarter 2018 and to date, NOVAGOLD achieved the following milestones:

Donlin Gold received a Record of Decision and key Federal and State Permits with successful completion of the National Environmental Policy Act (NEPA) process:
The final Environmental Impact Statement (EIS) was released and Notice of Availability published on April 27, 2018 and the joint ROD was issued on August 13, 2018 by the Corps and BLM
Clean Water Act (CWA) Section 10/404 (wetlands) permit and BLM Offer to Lease for pipeline right-of-way were also issued
The Pipeline and Hazardous Materials Safety Administration (PHMSA) special permit was issued on June 5, 2018

Alaska state permits were secured in parallel with the federal permits:
The State air quality permit and APDES water discharge permit have been issued
Title 16 fish habitat permits were received on August 30, 2018
The State issued the CWA Section 401 certification that the Corps’ Section 404 permit complies with state water quality standards

NOVAGOLD sold its 50% share of Galore Creek to Newmont for a total consideration of up to $275 million:
The Company already received $100 million in July; it is scheduled to receive an additional $75 million no later than July 27, 2021 and another $25 million no later than July 27, 2023; if a construction decision for development of Galore Creek is made, the Company would receive an additional $75 million

NOVAGOLD and its partner Barrick continued to carry out optimization work to improve capital efficiencies at Donlin Gold and enhance the project’s execution plan with the objective of updating the 2011 feasibility study

The Company conducted a site tour for a diverse group of financial representatives and hosted a dinner with Alaska Governor Walker, key State agency commissioners and executives of Calista and The Kuskokwim Corporation (TKC)

The Company carried out several important initiatives in the Yukon-Kuskokwim region near Donlin Gold:
Collaborated with our Native Corporation partners to visit multiple villages to provide updates on Donlin Gold’s recent achievements

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Participated in an environmental initiative that identified and removed hazardous waste from six Kuskokwim River villages
Supported educational opportunities for more than 100 students

President’s Message

After more than six years of diligent work focused on the strategy of taking NOVAGOLD’s assets up the value chain, I couldn’t be more pleased with the major milestones the Company achieved in the third quarter. From the receipt of the Donlin Gold ROD, as well as multiple federal and state permits, to the successful sale of our share of the Galore Creek project to Newmont, we have delivered on significant strategic milestones that were laid out for the Company when I joined in 2012. We now have a unique project permitted for development in Alaska, one of the most business-friendly jurisdictions in the world, which welcomes socially and environmentally responsible mine development. With its significant size, excellent grade and outstanding exploration potential, we believe that Donlin Gold has the potential to become a pacesetter in the precious metals mining industry for decades to come.

Donlin Gold

In looking back at the multi-year NEPA review and federal permitting activities for the Donlin Gold project, I’m proud to say that it was a very thorough and transparent environmental review process, where stakeholders had opportunities to engage and make meaningful contributions throughout the process. The Corps, BLM and other cooperating agencies successfully navigated this complex process with support from Donlin Gold, Calista and TKC, whose unwavering commitment to the project has been truly remarkable. With the final EIS released and Notice of Availability published in April, which was followed by the issuance of a joint Corps and BLM ROD in August, the receipt of the wetlands permit, the issuance of the Offer to Lease for the federal portion of the pipeline right-of-way, and the receipt of the PHMSA special permit in June, we can proudly say that the third quarter was perhaps the most important in the Company’s recent history. To celebrate the occasion of achieving these important milestones, the Corps, BLM, Calista, TKC, Barrick and NOVAGOLD had an official ROD signing ceremony that took place in Anchorage. During this event, the Corps and BLM celebrated a notable administrative first: two federal agencies issuing a joint ROD under Executive Order 13807. The ROD served as the foundation for issuance of the federal permits required for us to build a technically, environmentally, socially and financially responsible and sustainable operation.

It was equally encouraging to see the Alaska state permitting agencies working in parallel with their federal counterparts. Four key state permitting milestones have been completed, including issuance of the state air quality, APDES water discharge, and fish habitat permits as well as state certification that the Corps’ CWA Section 404 permit complies with Alaska’s water quality standards. In addition, the public comment periods closed for the draft waste management permit, and the closure and reclamation plan approval, which are expected to be issued by the first quarter 2019 along with the state portion of the pipeline right-of-way.

For the first time in the history of the Donlin Gold project, with key federal and state permits in hand, the timeline for development is completely within the project owners’ control. We have moved Donlin Gold up the value chain and we look forward to the next chapter of further project advancements through optimization, technical enhancements and ultimately development of what we expect will become one of the best gold mining operations in the world. With approximately 39 million ounces of gold in the measured and indicated resource categories grading 2.24 grams per tonne[1] and exceptional exploration potential along the eight-kilometer gold mineralized belt, located in Alaska, a state that welcomes responsible resource development, Donlin Gold has the potential to offer all its stakeholders incredible opportunities for many years to come.

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1 Donlin Gold data as per the second updated feasibility study effective November 18, 2011, as amended January 20, 2012. Donlin Gold measured resources of 8 Mt grading 2.52 g/t and indicated resources of 534 Mt grading 2.24 g/t, inclusive of proven reserves of 8 Mt grading 2.32 g/t and probable reserves of 497 Mt grading 2.08 g/t.

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Galore Creek Sale

The sale of our share of the Galore Creek project to Newmont in exchange for $200 million in guaranteed payments and an additional $75 million payable upon approval of the project construction, establishes a solid financial foundation on which NOVAGOLD will continue to advance its flagship Donlin Gold project toward a construction decision. For us, it was a momentous occasion. In August, I was honored to participate in the ownership transition ceremony with the Tahltan Nation, Teck and Newmont at the project site in British Columbia. We are delighted with the outcome and wish Newmont and Teck great success with the future development of the Galore Creek project.

Path Forward

As one of the world’s largest and highest-grade permitted undeveloped open-pit gold projects, Donlin Gold is well positioned to benefit from rising gold prices. Receipt of the ROD, as well as federal and state permits, represents a very important milestone in its development. Now, with the scoping-level optimization work largely wrapped-up, Barrick and NOVAGOLD can concentrate on integrating efforts from the optimization work into a study that should serve as a basis for an updated project development plan.

Stakeholder Engagement

We are proud of the extensive engagement efforts with our shareholders and local stakeholders in the Yukon-Kuskokwim (Y-K) region. In the third quarter, Calista and TKC, our Native Corporation partners on the Donlin Gold project, have been conducting village meetings throughout the Y-K region to highlight the benefits of the project and respond to questions around permitting and project activities. The Green Star® initiative, a successful environmental waste removal program, was launched in six middle Kuskokwim villages. The Green Star® project works with local residents to identify, classify, package, and remove hazardous and other wastes via barges. An environmental workshop also took place in one the villages closer to the project site. Supporting educational programs and initiatives is another core focus for the Company, including: scholarship programs for Calista and TKC students; EXCEL Alaska, a non-profit that provides supplemental academic, career and technical education for rural youth and young adults across Alaska; training local residents as spill responders; purchasing new training equipment for a technical school in the Y-K region; and supporting career and job fairs in the Y-K region.

Financial Strength

At the end of the third quarter, NOVAGOLD had a very healthy treasury of $166 million in cash and term deposits. With an additional $100 million we expect to receive from Newmont in the next five years, the Company should not require any new funding before making a construction decision for Donlin Gold.

NOVAGOLD’s Board and management team is truly a patient and dedicated group that has been steadfast in executing on the Company’s strategy, while having our shareholders and project stakeholders top of mind. The success in achieving these critical milestones would not have been possible without our team and partners, Barrick Gold, Donlin Gold, Calista and TKC, including the commitment and dedication from federal and state government professionals, as well as the cooperating agencies who contributed to the permitting process from the beginning. We are also very thankful for our Board’s guidance as we navigated the permitting process and sale of Galore Creek.

Gregory A. Lang
President & CEO

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Financial Results

in thousands of U.S. dollars, except for per share amounts

	Three months ended August 31, 2018 $	Three months ended August 31, 2017 $	Nine months ended August 31, 2018 $	Nine months ended August 31, 2017 $
General and administrative expense (1)	4,408	4,646	13,989	16,163
Share of losses – Donlin Gold	2,514	3,165	7,260	7,794
Total operating expenses	6,922	7,811	21,249	23,957

Loss from operations	(6,922)	(7,811)	(21,249)	(23,957)
Other expense	(1,112)	(1,903)	(3,839)	(3,836)
Income tax expense	(9)	(67)	(154)	(218)
Net loss from continuing operations	(8,043)	(9,781)	(25,242)	(28,011)
Net loss from discontinued operations	(80,582)	(612)	(81,229)	(987)
Net loss	(88,625)	(10,393)	(106,471)	(28,998)

Net loss per share, basic and diluted
Continuing operations	(0.02)	(0.03)	(0.08)	(0.09)
Discontinued operations	(0.25)	—	(0.25)	—
	(0.27)	(0.03)	(0.33)	(0.09)

			At	At
			August 31, 2018 $	Nov 30, 2017 $
Cash and term deposits			165,956	83,954
Total assets			263,162	398,869
Total liabilities			97,639	114,840

(1) Includes share-based compensation expense of $1,920 and $2,141 in the third quarter of 2018 and 2017, respectively, and $5,811 and $8,115 in the first nine months of 2018 and 2017, respectively.

For the third quarter ended August 31, 2018, loss from operations decreased from $7.8 million in 2017 to $6.9 million in 2018 due to reduced permitting costs at Donlin Gold and lower general and administrative costs.

Net loss from continuing operations decreased from $9.8 million ($0.03 per share) in the third quarter 2017 to $8.0 million ($0.02 per share) in the same period in 2018, primarily due to lower operating losses, higher interest income and lower foreign exchange loss offset by higher interest expense on the promissory note payable to Barrick.

Net loss from discontinued operations of $80.6 million ($0.25 per share) in the third quarter 2018 results primarily from the loss on the sale of Galore Creek, net of $80.0 million in tax. The net book value of the assets disposed exceeded the net proceeds by $105.3 million and was partially offset by the reclassification of cumulative foreign currency translation adjustments of $13.8 million and a net deferred tax recovery of $11.5 million.

For the nine months ended August 31, 2018, the loss from operations decreased from $24.0 million in 2017 to $21.2 million in 2018 due to lower general and administrative expense, and lower project expense at Donlin Gold. General and administrative expense decreased by $2.2 million, primarily due to lower share-based compensation costs for stock options and Performance Share Units (PSU) compared to the prior year. The Company extended the vesting period for new stock option grants and half of the PSU grants issued in the first quarter of 2018 to three years and eliminated the individual performance multiplier in the formula for calculating long-term equity compensation which had the potential to increase long-term equity incentive grants above the target amount.

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Net loss from continuing operations decreased from $28.0 million ($0.09 per share) in the first nine months of fiscal 2017 to $25.2 million ($0.08 per share) during the same period in 2018, primarily due to the reduction in share-based compensation. Lower operating costs in the current period were partially offset by a $0.9 million increase in interest expense on the promissory note payable to Barrick.

Net loss from discontinued operations of $81.2 million ($0.25 per share) in the first nine months of fiscal 2018 resulted primarily from the loss on the sale of Galore Creek, net of tax.

Liquidity and Capital Resources

In the first nine months of 2018, total cash and term deposits increased by $82.0 million due to net proceeds of $99.3 million from the sale of Galore Creek, partially offset by $7.8 million used to fund Donlin Gold, $8.0 million for administrative activities, and $1.5 million to fund Galore Creek, prior to the sale.

Cash used in operating activities decreased by $0.2 million in the third quarter 2018 due to increased interest income and changes in working capital. Cash used to fund Donlin Gold was $0.7 million lower than the prior year quarter due to lower permitting costs and no drill program in 2018. Cash proceeds of $100.0 million from the sale of Galore Creek were invested in term deposits. The term deposits are denominated in U.S. dollars and are held at Canadian chartered banks. Cash provided from investing activities of discontinued operations include $99.3 million in net cash proceeds on the sale of Galore Creek.

For the first nine months of fiscal year 2018, cash used in operating activities increased by $0.5 million, primarily due to changes in working capital. Cash used to fund Donlin Gold was $0.2 million lower than the prior year period. The gross cash proceeds of $100.0 million from the sale of Galore Creek were invested in term deposits. No cash was used in financing activities in the first nine months of 2018. Cash provided from investing activities of discontinued operations include $99.3 million in net cash proceeds on the sale of Galore Creek, partially offset by project funding prior to the sale. NOVAGOLD’s cash and term deposits are sufficient to fund anticipated technical work at the Donlin Gold project in addition to general and administrative costs.

2018 Outlook

NOVAGOLD now expects to spend approximately $23.5 million in 2018, $4.5 million less than what was originally anticipated at the beginning of the year due to a reduction in permitting expenditures and optimization work at the Donlin Gold project, and the sale of Galore Creek mid-year. The revised forecast comprises $11 million for general and administrative costs, $11 million to fund our share of expenditures at the Donlin Gold project, and $1.5 million previously provided for the Galore Creek project.

NOVAGOLD remains focused on four primary goals in 2018: advance the Donlin Gold project toward a construction/ production decision; maintain a favorable reputation of the Company and its project among shareholders, Native entities and other stakeholders; promote a strong safety culture maintaining a zero lost-time accident record at all project and office locations; and safeguard the treasury.

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Conference Call & Webcast Details

NOVAGOLD’s conference call and webcast, to discuss these results, will take place October 3, 2018 at 8:00 am PT (11:00 am ET). The webcast and conference call-in details are provided below.

Webcast:	www.novagold.com/investors/events/
North American callers:	1-855-475-2134
International callers:	1-661-378-9964
Conference ID:	4794546

The webcast will be archived on NOVAGOLD’s website for one year. To request a transcript of the call, please email us at: info@novagold.com.

About the Donlin Gold Project

Donlin Gold is located in Alaska, the second largest gold-producing state in the U.S. With approximately 39 million ounces of gold grading 2.24 grams per tonne in the measured and indicated resource categories (100 percent basis), [2] it hosts one of the largest and highest-grade undeveloped open pit gold endowments in the world. According to the Second Updated Feasibility Study (as defined below), once in production, Donlin Gold has the potential to produce, on average, more than one million ounces per year over a 27-year mine life on a 100% basis. The Donlin Gold project has substantial exploration potential beyond the designed mine footprint which currently covers only three kilometers of an approximately eight-kilometer long gold-bearing trend. Current activities at Donlin Gold are focused on optimization work and community outreach.

Donlin Gold LLC is an Alaska-based company owned equally by NovaGold Resources Alaska, Inc. (NOVAGOLD) and Barrick Gold U.S. Inc. (Barrick), which are wholly owned subsidiaries of NOVAGOLD RESOURCES INC., and Barrick Gold Corporation, respectively.

Scientific and Technical Information

Some scientific and technical information contained herein with respect to the Donlin Gold project is derived from the “Donlin Creek Gold Project Alaska, USA NI 43-101 Technical Report on Second Updated Feasibility Study” prepared by AMEC for NOVAGOLD with an effective date of November 18, 2011, as amended January 20, 2012 (the “Second Updated Feasibility Study”). Kirk Hanson, P.E., Technical Director, Open Pit Mining, North America, (AMEC, Reno), and Gordon Seibel, R.M. SME, Principal Geologist, (AMEC, Reno) are the Qualified Persons responsible for the preparation of the independent technical report, each of whom are independent “qualified persons” as defined in NI 43-101.

Clifford Krall, P.E., who is the Mine Engineering Manager for NOVAGOLD and a “qualified person” under NI 43-101, has approved and verified the scientific and technical information related to the Donlin Gold project contained in this press release.

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2 Donlin Gold data as per the second updated feasibility study effective November 18, 2011, as amended January 20, 2012 . Donlin Gold measured resources of approximately 8 Mt grading 2.52 g/t and indicated resources of approximately 534 Mt grading 2.24 g/t, each on a 100% basis. Mineral resources have been estimated in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”).

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NOVAGOLD Contacts:

Mélanie Hennessey
Vice President, Corporate Communications

Allison Pettit

Investor Relations Manager

604-669-6227 or 1-866-669-6227

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain “forward-looking information” and “forward-looking statements” (collectively “forward-looking statements”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “estimates”, “potential”, “possible”, and similar expressions, or statements that events, conditions, or results “will”, “may”, “could”, “would” or “should” occur or be achieved. Forward-looking statements are necessarily based on several opinions, estimates and assumptions that management of NOVAGOLD considered appropriate and reasonable as of the date such statements are made, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, included herein are forward-looking statements.  These forward-looking statements include statements regarding the advancement of optimization studies at Donlin Gold; potential opportunities to enhance or maximize the value of Donlin Gold; the timing and likelihood of permits; opportunities to reduce capital outlays and improve project economics; the potential completion of an updated feasibility study on the project; mine life and production estimates at Donlin Gold; the potential development of Donlin Gold; perceived merit of properties; mineral reserve and resource estimates; work programs; capital expenditures; timelines; strategic plans; benefits of the Donlin Gold project and market prices for precious metals. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements are not historical facts but instead represent NOVAGOLD’s management expectations, estimates and projections regarding future events or circumstances on the date the statements are made. NOVAGOLD assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

Important factors that could cause actual results to differ materially from expectations include the need to obtain additional permits and governmental approvals; the timing and likelihood of permits; the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; the need for continued cooperation between NOVAGOLD and  Barrick for the continued exploration and development of the Donlin Gold property; the need for cooperation of government agencies and native groups in the development and operation of properties; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, ore grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; and other risk and uncertainties disclosed in reports and documents filed by NOVAGOLD with applicable securities regulatory authorities from time to time. The forward-looking statements contained herein reflect the beliefs, opinions and projections of NOVAGOLD on the date the statements are made. NOVAGOLD assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

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Cautionary Note to United States Investors

This press release has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this press release have been prepared in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (CIM)—CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (“CIM Definition Standards”). NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission (SEC), and resource and reserve information contained herein may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term "resource” does not equate to the term "reserves”. Under U.S. standards, mineralization may not be classified as a "reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC's disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources”, "indicated mineral resources” or "inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves” by U.S. standards in documents filed with the SEC. Investors are cautioned not to assume that all or any part of “measured” or “indicated resources” will ever be converted into “reserves”. Investors should also understand that "inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. Under Canadian rules, estimated "inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies except in rare cases. Disclosure of "contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves” by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves” are also not the same as those of the SEC, and reserves reported by NOVAGOLD in compliance with NI 43-101 may not qualify as "reserves” under SEC standards. Donlin Gold does not have known reserves, as defined under SEC Industry Guide 7.  Accordingly, information concerning mineral deposits set forth herein may not be comparable with information made public by companies that report in accordance with U.S. standards.

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